                                                                EXHIBIT 23.1.3





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 1997 (except Note 11, as to which the date is December 30, 1997), with respect to the consolidated financial statements of Seymour Sales Corporation and subsidiaries in the Registration Statement (Form S-4) and the related Prospectus of Home Products International, Inc. for the registration of $125,000,000 of its 9 5/8 % Senior Subordinated Notes due 2008.



                                                        Ernst & Young LLP


Indianapolis, Indiana
June 5, 1998